                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               SERV-TECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                      LOGO
                           5200 CEDAR CREST BOULEVARD
                              HOUSTON, TEXAS 77087

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1996

To the Shareholders of
  Serv-Tech, Inc.:

     The Annual Meeting of the Shareholders (the "Annual Meeting") of Serv-Tech, Inc., a Texas corporation (the "Company"), will be held on May 23, 1996, at the Texas Commerce Center Auditorium, 601 Travis, Houston, Texas at 10:00 a.m., Houston Time, for the purpose of considering and voting on the following matters:

          1. The election of eight (8) directors to serve until the next Annual Meeting and until their successors are elected and qualify.

          2. The approval of an amendment to the 1989 Director Stock Option Plan to increase the number of shares of Common Stock available for option grants thereunder from the 50,000 shares presently authorized to a total of 100,000 shares.

          3. Such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has established the close of business on March 29, 1996, as the record date for determining the shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Those who will not attend and who wish their stock voted are requested to promptly sign, date and mail the enclosed Proxy, for which a stamped return envelope is provided.

                                          By Order of the Board of Directors,

                                          Frank A. Perrone
                                          Secretary
Houston, Texas
April 10, 1996

     TO ASSURE YOUR REPRESENTATION, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING.

                                SERV-TECH, INC.
                           5200 CEDAR CREST BOULEVARD
                              HOUSTON, TEXAS 77087
                                 (713) 644-9974

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1996

                         SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of the common stock, par value $.50 per share (the "Common Stock"), of the Company, at the close of business on March 29, 1996, will be entitled to vote at the Annual Meeting to be held at 10:00 a.m., Houston Time, on May 23, 1996, and any adjournments thereof.

                       SOLICITATION AND VOTING OF PROXIES

     The accompanying Proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting. The principal executive office of the Company is 5200 Cedar Crest Boulevard, Houston, Texas 77087.

     Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies will be voted in favor of the following proposals:

          1. the election of the nominees for director;

          2. the approval of an amendment to the 1989 Director Stock Option Plan to increase the authorized shares for issuance from 50,000 to 100,000; and

          3. as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' discretion.

     The Proxy may be revoked by the shareholder at any time before it is voted by filing with the Secretary of the Company a written revocation, by voting in person at the meeting, or by delivering a Proxy bearing a later date. Attendance at the Annual Meeting will not, in itself, constitute revocation of the Proxy.

     All costs of this Proxy Statement and the Proxy and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. It is anticipated that the solicitation of proxies for the Annual Meeting will be made only by use of the mails. However, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will request that brokerage houses, custodians, nominees, and fiduciaries forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record for such persons, and the Company will reimburse such persons for their related reasonable out-of-pocket expenses. Proxy solicitation will begin with the mailing of this Proxy Statement on or about April 10, 1996.

     A shareholder entitled to vote for the election of directors may vote in favor of all nominees, withhold authority to vote for all nominees or withhold authority to vote for certain nominees for directors. With respect to the approval of an amendment to the 1989 Director Stock Option Plan, a shareholder may vote in favor of the proposal, against the proposal or may abstain from voting. If a signed proxy is returned and a shareholder has made no direction with respect to voting matters, the shares will be voted for the nominees for director and for the approval of the amendment to the 1989 Director Stock Option Plan.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Assuming such a majority is present, the election of directors will require the affirmative vote of a plurality of the votes cast; the approval of the amendment to the 1989 Director Stock Option Plan will require the affirmative vote of a majority of the votes cast. Abstentions from the proposals to elect directors or approval of the amendment to the 1989 Director Stock Option Plan and broker non-votes on the foregoing proposals are counted only for purposes of determining whether a quorum is present at the Annual Meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the voting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority to vote shares and has not received instructions from the beneficial owner with respect to a particular item.

                               VOTING SECURITIES

     The number of shares issued and outstanding at the close of business on
March 29, 1996, was        shares, excluding        shares held in treasury. The
voting securities of the Company consist of shares of Common Stock and each share entitles its owner to one vote on each matter to be voted upon at the Annual Meeting. The close of business on March 29, 1996, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                        PRINCIPAL HOLDERS OF SECURITIES
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     Principal Holders of Securities. The following table sets forth certain information as of March 29, 1996, with respect to: (i) each person known by the Company to own beneficially more than 5% of the Company's shares of outstanding Common Stock; and (ii) all directors and executive officers as a group.

                                                                AMOUNT AND
                                                                NATURE OF         PERCENT
                       NAME OF BENEFICIAL                       BENEFICIAL          OF
                       OWNER AND ADDRESS                        OWNERSHIP         CLASS
    --------------------------------------------------------   ------------       ------
    Heartland Advisors, Inc.................................     875,700(1)            %
      790 North Milwaukee Street
      Milwaukee, WI 53202
    Richard W. Krajicek.....................................     555,618(2)            %
      1111 Hermann Drive
      Houston, TX 77004
    Dimensional Fund Advisors Inc...........................     328,000(3)        5.01%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401
    All directors and executive officers as a group (12
      persons)..............................................     320,300(4)            %

---------------

(1) The shares of common stock are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Group, Inc., a registered investment company, relates to more than five percent (5%) of the class.

(2) Includes 25,313 shares owned by Mr. Krajicek's spouse and 102,850 shares held by Merit Systems, Inc., a Louisiana corporation, of which Mr. Krajicek is a principal shareholder, an officer and a director, and also includes shares that represent options currently exercisable or exercisable within 60 days to purchase 4,000 shares of Common Stock.

(3) Officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), both of which are registered open-end management investment companies. In their positions as officers of the Fund and the Trust, those persons vote an aggregate of 40,100 additional shares owned by the Fund and 43,600 shares owned

                                             (Notes continued on following page)
     by the Trust. The number of Company shares shown owned was as of December 31, 1995, as Dimensional Fund Advisors Inc. has not provided more current data.

(4) Includes shares that represent options currently exercisable or exercisable within 60 days to purchase 148,200 shares of Common Stock granted to all directors and executive officers as a group.

     Security Ownership of Management. The following table sets forth certain information as of March 29, 1996, with respect to: (i) each executive officer named in the Summary Compensation Table set forth below under the heading "Executive Compensation"; (ii) each director; and (iii) all directors and executive officers as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF
                              NAME OF                             BENEFICIAL         PERCENT
                         BENEFICIAL OWNER                        OWNERSHIP(1)        OF CLASS
    -----------------------------------------------------------  ------------        --------
    Richard L. Daerr...........................................      82,000(2)            %
    Larry A. Talbert...........................................     234,883(2)            %
    Richard W. Krajicek........................................     555,618(2)(3)         %
    David P. Tusa..............................................      29,000(2)            %
    Frank A. Perrone...........................................      19,000(2)            %
    Charles M. Balch, M.D......................................           0             --
    Robert J. Cresci...........................................     157,000(2)            %
    D. D. Hock.................................................       1,000               %
    Mike M. Mustafoglu.........................................       1,000(2)            %
    John B. O'Brien............................................       5,000(2)            %
    James M. Piette............................................       4,000(2)            %
    Michael T. Willis..........................................       6,000(2)            %
    All directors and executive officers as a group (12
      persons).................................................     320,300(2)            %

---------------

(1) Except as otherwise indicated below, all shares are owned directly and the owner has sole voting and dispositive authority with respect to such shares.

(2) Includes shares that represent options currently exercisable or exercisable within 60 days to purchase 206,200 shares of Common Stock. The foregoing includes the following specific individuals: Mr. Daerr 72,000 shares; Mr. Talbert 54,000 shares; Mr. Krajicek 4,000 shares; Mr. Tusa 22,000 shares; Mr. Perrone 14,000 shares; Mr. Cresci 18,000 shares; Mr. Mustafoglu 1,000 shares; Mr. O'Brien 4,000 shares; Mr. Piette 2,000 shares; and Mr. Willis 4,000 shares.

(3) Includes 25,313 shares owned by Mr. Krajicek's spouse and 102,850 shares held by Merit Systems, Inc., a Louisiana corporation, of which Mr. Krajicek is a principal shareholder, an officer and a director.

                             ELECTION OF DIRECTORS

     Eight (8) directors will be elected at the Annual Meeting. Shares or proxies may not be voted for more than eight (8) nominees for directors. Each director so elected will hold office until the next Annual Meeting and until his successor is elected and qualified. The Board of Directors currently consists of eight (8) members. All director nominees are currently directors of the Company. Except for Dr. Balch and Mr. Hock, each was elected at the last Annual Meeting of Shareholders. Dr. Balch was appointed by the Board in November, 1995 to serve the remaining term of Richard W. Krajicek, who resigned as Chairman of the Company in August, 1994. Mr. Hock was appointed by the Board in January, 1996.

     The persons named as proxy holders in the Proxy have been designated by the Board of Directors and intend to vote such Proxy for the persons named below in the election of the Board of Directors, except to the extent authority to vote is withheld from one or more nominees. If any such nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted in the absence of a contrary indication for any substitute nominee that the Board of Directors designates.

     Nominees for Director. Set forth below is certain information as of March 29, 1996, with respect to each nominee of the Board of Directors, including the business experience of each during at least the past five years and the age of each on March 29, 1996.

     Richard L. Daerr, 51, has been a director of the Company since August, 1994, and has served as President and Chief Executive Officer since October, 1994. Mr. Daerr was the Founder and President of RK Enterprises, a firm that assisted companies and investor groups in developing and implementing strategic plans and initiatives, from 1992 to 1994. He was President and Chief Operating Officer of CRSS Inc., one of the largest engineering, construction and independent power companies in the United States, from 1991 to 1992, Executive Vice President (Finance and Administration) from 1985 to 1990 and Vice President/General Counsel/Corporate Secretary from 1979 to 1985. He served as Associate Counsel for Dresser Industries, Inc. from 1976 to 1979 and as a Trial Attorney for the U.S. Department of Justice in Washington, DC from 1972 to 1976.

     Robert J. Cresci, 52, has been a director of the Company since November, 1984 and Chairman of the Board since August, 1995. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September, 1990. Mr. Cresci currently serves on the Boards of Bridgeport Machines, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc. and several private companies.

     Charles M. Balch, M.D., 53, was appointed a director of the Company by the Board of Directors in November, 1995. Dr. Balch presently serves as Executive Vice President for Health Affairs for M. D. Anderson Cancer Center, in addition to serving as Professor of Surgery and Professor Immunology. He is also Associate Chairman of the Department of Surgery at the University of Texas Medical School at Houston. From 1980 to the present, Dr. Balch has been involved in research projects for the National Institutes of Health, the Veterans Administration and the American Cancer Society. He has served on local, state, national and international medical committees, including chairing the NIH National Intergroup Melanoma Committee, a Director of and Diplomat of the American Board of Surgery, Past President of the American Association of Academic Surgery, Past President of the Society of Surgical Oncology, as well as Chairman of SSO Five-year plan Ad Hoc Committee, and member of the American Cancer Society, Houston Division (Bay Area Chapter). Dr. Balch has authored over 300 articles published in peer-review journals. He has authored four books and is currently working on the 3rd edition of Cutaneous Melanoma book to be published in 1996. He is Editor-in-Chief of Annals of Surgical Oncology journal, and Editor-in-Chief of Breast Diseases journal.

     D. D. (Del) Hock, 61, was appointed a director of the Company by the Board of Directors in January, 1996. Mr. Hock serves as Chairman of Public Service Company of Colorado, an investor-owned electric, natural gas, and thermal energy utility. He began his career with Public Service Company in 1962 and has held numerous positions in the company, including vice president of accounting, senior vice president of utility services, president, chief operating officer, and chief executive officer. Mr. Hock serves on the board of numerous charitable and power industry organizations, including Edison Electric Institute, Electric Power Research Institute, The Western Energy Supply and Transmission (WEST) Associates, and the Association of Edison Illuminating Companies.

     Mike M. Mustafoglu, 45, has been a director of the Company since May, 1995. Since 1991, he has served as President of Transglobal Financial Corporation, a merchant banking and financial advisory firm. Also, since 1984, he has served in executive capacities with the Oxbow Group of companies as President of Oxbow Energy, Oxbow Hydrocarbons and Oxbow Petroleum, and, between 1992 and 1995, has served as a Director and co-founder of ECO(2), Inc., a NASDAQ listed recycling company. From 1977 to 1984, Mr. Mustafoglu was Vice President Finance of Getty Oil Canada, owned by Getty Oil Company, an integrated natural resources company, and from 1974 to 1977, he was an Exploration Geophysicist for Shell Oil Company, an integrated petroleum company. In addition, he is a former member of the Board of Directors of National

Petroleum Refiners Association; Independent Petroleum Association of America and the Economic Council of Palm Beach County.

     John B. O'Brien, 53, was elected a director of the Company in May, 1993. He has served as President of Baker & O'Brien, Inc., a Dallas, Texas-based engineering consulting firm serving the oil, gas and related industries, since January, 1993. From 1987 through 1992, Mr. O'Brien was Vice President and a director of Muse, Stancil & Co., an energy consulting firm. He has been involved in the domestic and international petroleum refining industry for more than 25 years, first as a chemical engineer with Caltex Petroleum Corporation and later as a consultant.

     James M. Piette, 71, was appointed a director of the Company by the Board of Directors in January, 1995. Vice-Chairman, retired, of Union Camp Corp., a paper, chemical, and wood products company, from 1951 to 1991. For more than five years, Mr. Piette has served as a director, Senior Executive Vice President and Vice Chairman of Union Camp Corp. Mr. Piette also serves on the Boards of Union Mission and Savannah Electric and Power Company, and is a Fellow and member of the Technical Association of the Pulp and Paper Industry (TAPPI). In addition, Mr. Piette is a member of several vocational, community and charitable organizations.

     Michael T. Willis, 51, was elected a director of the Company in May, 1993. He is the founder of Talent Tree Personnel Services, Inc., a national temporary and permanent placement support staffing firm. He served as its President and Chief Executive Officer from June, 1976 through March, 1993. Since July, 1993, Mr. Willis has served as President and Chief Executive Officer of CORESTAFF, Inc., a company engaged in the placement and support staffing business.

                      MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended December 31, 1995, the Board of Directors of the Company held five (5) meetings. The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Administrative Committee of the Long Term Incentive Plan.

     Executive Committee. The Executive Committee, which is comprised of Messrs. Cresci (Chairman), Daerr, O'Brien and Willis held seven (7) meetings during 1995. Its function is to exercise the authority of the Board of Directors in the management of the business of the Company between regular meetings of the Board.

     Audit Committee. The Audit Committee, which is comprised of Messrs. Piette (Chairman), Cresci and Mustafoglu held one (1) meeting during 1995. Its functions are to: (1) recommend the appointment of independent public accountants; (2) review the arrangements for and scope of the audit by the independent public accountants; (3) review the independence of the independent public accountants; (4) consider the adequacy of the system of internal controls and review any proposed corrective actions; (5) review and monitor the Company's policies regarding business ethics and conflicts of interest; and (6) discuss with management and the independent public accountants the Company's draft of annual financial statement and key accounting and reporting matters.

     Compensation Committee. The Compensation Committee is composed of Messrs. O'Brien (Chairman), Cresci, and Willis. The Compensation Committee's functions are to: (1) review the Company's general compensation strategy, and (2) establish the salaries of the Company's executive officers. The Compensation Committee held two (2) meetings during 1995.

     Administrative Committee of the Long Term Incentive Plan. The Administrative Committee of the Long Term Incentive Plan is composed of Messrs. O'Brien and Willis. The Committee's function is to review, approve and administer the Company's 1986 and 1989 Incentive Stock Option Plans and the 1995 Long Term Incentive Plan. The Administrative Committee of the Long Term Incentive Plan held two (2) meetings during 1995.

     During the fiscal year ended December 31, 1995, no incumbent director attended less than 75% of the aggregate number of meetings of the Board of Directors and Committees on which he served.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth all compensation paid by the Company in 1995 to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company whose compensation exceeded $100,000 ("Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                              -----------------------------------
                                                 ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                          ---------------------------------   -----------------------    --------
                                                                    OTHER
            NAME AND                                               ANNUAL     RESTRICTED   SECURITIES                ALL OTHER
           PRINCIPAL                                               COMPEN-      STOCK      UNDERLYING      LTIP      COMPENSA-
            POSITION              YEAR     SALARY      BONUS      SATION(1)   AWARDS(2)     OPTIONS      PAYOUTS      TION(3)
--------------------------------  ----    --------    --------    ---------   ----------   ----------    --------    ---------
Richard L. Daerr(4),............  1995    $200,000           0     $11,856         0              0          0        $ 2,058
  President and Chief             1994    $ 63,030    $ 40,000     $13,000         0        180,000          0             --
  Executive Officer               1993          --          --          --        --             --         --             --
Larry A. Talbert(4),............  1995    $138,145    $ 40,000     $15,772         0              0          0        $20,749
  President, Serv-Tech EPC, Inc.  1994    $125,525    $ 25,000     $ 1,044         0         75,000          0        $ 3,238
                                  1993    $128,093           0           0         0              0          0        $ 8,203
Richard W. Krajicek(4),.........  1995    $107,386           0     $87,890         0         20,000          0        $ 3,474
  Consultant and former           1994    $175,000           0     $ 3,000         0              0          0        $ 3,285
  Chairman of the Board           1993    $123,000    $125,000           0         0              0          0        $ 6,442
David P. Tusa(4),...............  1995    $132,000    $ 25,000     $11,736         0         10,000          0        $ 1,193
  Senior Vice President,          1994    $ 40,392    $ 25,000     $ 3,274         0         50,000          0        $   132
  Finance & Administration        1993          --          --          --        --             --         --             --
Frank A. Perrone(4),............  1995    $115,000    $ 15,000     $10,056         0              0          0        $   320
  Vice President, General         1994    $ 16,668    $  7,500     $ 1,119         0         35,000          0        $    29
  Counsel and Corporate           1993          --          --          --        --             --         --             --
  Secretary

---------------
(1) "Other Annual Compensation" includes amounts paid as auto allowances and company paid insurance which includes $11,856 for Mr. Daerr; $15,772 for Mr. Talbert; $8,856 for Mr. Krajicek; $11,736 for Mr. Tusa and $10,056 for Mr. Perrone, and also includes $79,034 in consulting payments to Mr. Krajicek after his resignation on August 9, 1995.

(2) The number and value of restricted shares held by the Named Executives as of December 31, 1995 is as follows: Mr. Talbert 166,667 shares and $1,000,002 and Mr. Krajicek 501,618 shares and $3,009,708, respectively. Under the Securities and Exchange Commission rules on executive compensation disclosure, all restricted stock was valued using the average of the high and low prices of the Company's unrestricted Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of December 31, 1995, which was $6.00.

(3) "All Other Compensation" includes Company matching contributions to the Consolidated Retirement Savings 401(k) Plan and the premiums paid on life insurance policies in excess of $50,000 under the Group Life Insurance Plan. Under the Company's 401(k) Plan, each eligible employee may elect to contribute up to 20% of his or her salary and to have such deferred amounts invested in the plan. The Company contributes $.50 (in Company common stock) for every $1.00 contributed by a participant, limited to 6% of the salary of such participating employee.

(4) Messrs. Daerr and Tusa joined the Company in August, 1994 and became executive officers of the Company in October, 1994. Mr. Talbert served as Executive Vice President, Operations from August 9, 1995 until January 29, 1996. Mr. Krajicek resigned as Chairman of the Board on August 9, 1995. Mr. Perrone joined and became an executive officer of the Company in November, 1994.

     Employment Agreements. Effective May 11, 1992, Talbert & Associates, Inc. entered into an employment agreement with Mr. Talbert providing for his employment by Talbert & Associates through May 10, 1999, subject to earlier termination upon the occurrence of certain stated events. The employment agreement provides that Talbert & Associates will pay to Mr. Talbert an annual salary of $125,000, subject to adjustment. Under the terms of the employment agreement, Mr. Talbert is prohibited from providing services to, or contacting or soliciting in an effort to provide services to, any competitor of Talbert & Associates, during the term of the agreement.

     Effective August 9, 1994, August 29, 1994 and November 10, 1994, the Company entered into employment agreements with Messrs. Richard L. Daerr, President and Chief Executive Officer, David P. Tusa, Senior Vice President, Finance & Administration and Frank A. Perrone, Vice President, General Counsel and Corporate Secretary, respectively, at salaries of $160,000, $117,500 and $115,000, respectively, subject to adjustments. These agreements are for rolling two year terms and provide that in the event of termination of employment, the executive will receive as a lump sum his annual base salary plus employee benefits up to one year after such termination, except that in the event of a termination within three years of a Change in Control of the Company, as defined in the agreement, Mr. Daerr would receive as a lump sum two times the sum of his annual base salary plus any bonus for the previous twelve month period and Messrs. Tusa and Perrone would receive up to an additional six months base salary if not employed by another firm at the end of one year from the date of such termination. The agreements further require that the executive not engage as an officer, employee or otherwise in any business providing turnaround services for one year after termination by the executive of his employment with the Company and for two years in the case of Mr. Daerr's termination within three years of a Change in Control.

     Directors' Fees and Options. The Company pays directors who are not employees of the Company an annual rate of $75,000 for the Chairman of the Board and $12,000 for other non-Chairman directors, plus $1,000 for each Board meeting attended, and $800 for each Committee meeting attended and reimburses their expenses incurred in attending Board and Committee meetings. Additionally, each newly elected Board member receives an Incentive Stock Option for 5,000 shares vesting over five (5) years, while each re-elected Board member receives an Incentive Stock Option for 1,000 fully vested shares.

     Option Grants. The following table sets forth the individual grants of stock options made by the Company during 1994 to the Named Executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                  -------------------------------------------------------
                                                % OF TOTAL
                                  NUMBER OF       OPTIONS
                                  SECURITIES    GRANTED TO
                                  UNDERLYING     EMPLOYEES     EXERCISE
                                   OPTIONS        IN 1995       OR BASE      EXPIRATION     GRANT DATE
              NAME                 GRANTED      FISCAL YEAR      PRICE          DATE       PRESENT VALUE
--------------------------------- ----------    -----------    ---------   --------------  -------------
Richard L. Daerr.................         0            0             0                 --            0
Larry A. Talbert.................         0            0             0                 --            0
Richard W. Krajicek..............    20,000         8.83%        $6.75       Aug. 9, 2000    $73,400(1)
David P. Tusa....................    10,000         4.41%        $6.75      Jan. 17, 2005    $42,500(2)
Frank A. Perrone.................         0            0             0                 --            0

---------------
(1) Grant date present value is based upon the Black-Scholes option pricing model. The Black-Scholes option value was based upon the following assumptions: (i) no annualized dividend yield, (ii) an annualized stock price volatility factor of .4543, (iii) a risk free interest rate of 6.15%,
    (iv) options exercised 5 years from vesting date, and (v) a discount rate of 3% per year during the 4 year vesting period to reflect the risk of forfeiture on unvested stock options. These assumptions were based upon 3 years of historical monthly trading data and typical executive turnover rates in the market.

(2) Grant date present value is based upon the Black-Scholes option pricing model. The Black-Scholes option value was based upon the following assumptions: (i) no annualized dividend yield, (ii) an annualized stock price volatility factor of .4477, (iii) a risk free interest rate of 7.77%,
    (iv) options exercised 10 years from vesting date, and (v) a discount rate of 3% per year during the 4 year vesting period to reflect the risk of forfeiture on unvested stock options. These assumptions were based upon 3 years of historical monthly trading data and typical executive turnover rates in the market.

     Option Exercises and Year-End Option Values. The following table sets forth the year-end values of unexercised options held by the Named Executives at December 31, 1995 where the value of the underlying stock exceeds the exercise price. The Company has not granted any stock appreciation rights.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        DECEMBER 31, 1995 OPTION VALUES

     None of the Named Executives exercised any stock options in the 1995 fiscal year.

                                                                                 VALUE OF
                                                                               UNEXERCISED
                                                 NUMBER OF SECURITIES          IN-THE-MONEY
                                                  UNDERLYING OPTIONS             OPTIONS
                                                          AT                 AT DECEMBER 31,
                                                  DECEMBER 31, 1995              1995(1)
                                                 --------------------       ------------------
                     NAME                        EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----------------------------------------------   ------       -------       ------      ------
Richard L. Daerr..............................   72,000       108,000            0           0
Larry A. Talbert..............................   48,000        57,000            0           0
Richard W. Krajicek...........................        0        20,000            0           0
David P. Tusa.................................   20,000        40,000            0           0
Frank A. Perrone..............................   14,000        21,000            0           0

---------------

(1) The value of options was calculated using the average of the high and low prices of the Company's Common Stock on the NASDAQ as of December 31, 1995 which was $6.00.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee of the Company on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

                 SERV-TECH, INC. COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     In fiscal year 1995, the Compensation Committee (the "Committee") was comprised of two (2) non-salaried directors, Messrs. O'Brien (Chairman) and Willis, and Mr. Cresci, who as Chairman of the Board, receives a salary from the Company. Messrs. O'Brien and Willis comprise the Administrative Committee of the Company's Long Term Incentive Plan. For the remainder of this report, the Administrative Committee is considered a part of the Compensation Committee except as otherwise indicated.

     The Compensation Committee makes recommendations to the Board regarding executive officer salaries and bonuses, and the Administrative Committee of the Long Term Incentive Plan makes decisions regarding stock option grants and stock awards. All recommendations of the Compensation Committee are reviewed and approved by the entire Board of Directors (except that directors who are also executive officers or serve as Chairman of the Board abstain from voting with respect to their own compensation) except as otherwise indicated.

COMPENSATION POLICY

     The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation for each executive officer should relate to and be dependent upon the performance of the Company as well as the individual contribution of each officer. Consequently, the compensation program is designed to motivate senior management and to align the interests of executive officers with the long-term interest of shareholders.

COMPENSATION PROGRAM COMPONENTS

     The executive compensation program is comprised of salary, annual cash bonus awards, and long-term incentive opportunities primarily in the form of stock options.

     Base Salary -- At senior executive levels, base salaries are modest by industry standards. Actual salaries are based on individual performance, comparative levels of responsibility, and competitive marketplace relationships.

     Annual Bonus Awards -- Except for relatively modest bonus amounts awarded on the basis of meritorious achievement, the Company awards annual bonuses based on the attainment of certain operating objectives. Executive officer bonuses are derived from a specific quantitative formula approved by the Compensation Committee based on ultimate financial performance of the Company and its operating subsidiaries as measured against Board approved financial goals.

     Stock Option Plans -- The Committee strongly believes that it is in the best interest of the shareholders for the Company managements' compensation to be tied directly to shareholder return by the participation of key executives in long-term incentive stock awards. Therefore, key executives and management are eligible to receive, from time to time, stock options which give them the right to purchase stock, in the future at a specified price. The number of stock options granted to executive officers is based on individual performance, performance of the Company's subsidiaries and competitive practices.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Daerr's salary is determined by the members of the Compensation Committee based on the performance of the Company and the efforts of Mr. Daerr. The following elements were considered in determining Mr. Daerr's compensation for 1995:

          1. Mr. Daerr's base salary is low in comparison with other companies of comparable size and performance in the industry.

          2. While the Company did not achieve its net income performance goals for the year, it implemented a significant reorganization that is expected to result in improved performance over the foreseeable future. Accordingly, Mr. Daerr's annual salary was raised to $220,000 for 1996.

                             COMPENSATION COMMITTEE

                                John B. O'Brien, Chairman
                                Robert J. Cresci
                                Michael T. Willis

PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the NASDAQ Total Return Index and to an index of peer companies selected by the Company since December 31, 1990.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG SERV-TECH, INC., S&P 500 INDEX &
                                   PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          SERV-TECH        S&P 500       PEER GROUP
1989                                    100.00          100.00          100.00
1990                                     89.50           96.80           50.90
1991                                     78.90          126.50           72.80
1992                                     73.70          136.20           54.70
1993                                     64.90          149.20           46.90
1994                                     45.60          151.20           42.50

     The lines in the graph assume that the value of an investment in the Company's Common Stock on each index was $100 on December 31, 1990 and that any dividends were reinvested. The companies in the peer group are Allwaste, Inc., Chempower, Inc., Gundle Environmental Systems, Inc., GZA Geoenvironmental Technology, Inc., C.H. Heist Corp. and Matrix Service Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the Company purchased certain machinery, equipment and an aircraft from Mr. Krajicek, the former Chairman of the Board, for a total price of $235,000. The Company believes that these transactions were on terms no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                        1989 DIRECTOR STOCK OPTION PLAN

     Amendment to Increase Number of Shares Available for Option. Subject to the approval of the shareholders of the Company at the Annual Meeting, the Board of Directors has adopted an amendment (the "Amendment") to the 1989 Director Stock Option Plan (the "Plan"). The proposed Amendment is set forth in Exhibit A attached to this Proxy Statement.

SUMMARY OF PLAN

     The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan attached hereto as Appendix A.

     Currently, the total number of shares of Common Stock with respect to which options may be granted under the Plan is 50,000 shares. Stock option grants have been used by management as a means to attract and retain non-employee Directors of exceptional ability and to solidify the common interests of directors and shareholders in enhancing the value of the Company. Management and the Board of Directors of the Company believe that it is desirable to continue to grant stock options for this purpose. In order to continue this practice, it is necessary that the shareholders of the Company approve an increase in the total number of shares with respect to which options may be granted under the Plan.

     The Board of Directors proposes to amend the Plan to increase the aggregate number of shares of Common Stock available for option grants thereunder to 100,000 as of May 23, 1996.

     General. The Plan was adopted by the Board of Directors on December 15, 1989. The purpose of the Plan is to attract and retain non-employee Directors of exceptional ability and to solidify the common interests of directors and shareholders in enhancing the value of the Company. The Plan provides for the issuance of incentive stock options, within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, to non-employee Directors of the Company.

     A total of 50,000 shares of Common Stock has been reserved for issuance under the Plan. If an option terminates or expires without having been exercised in full, the stock not purchased under such option is again available for purposes of the Plan. If there is an increase or decrease in the number of outstanding shares of Common Stock as a result of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, the Plan provides for an adjustment in the number and kind of shares obtained upon exercise in order to avoid dilution in the value of the option to the optionee.

     Eligibility. All directors of the Company who are not employees of the Company are eligible to participate in the Plan. Options are granted on the following basis: (i.) 5,000 share options on the date of the initial appointment or election to the Board vesting 20% at the time of appointment or election with 20% vesting each anniversary thereafter that the individual remains on the Board and at an exercise price equal to the Fair Market Value of the Company Stock as of the initial appointment or election to the Board, and (ii.) 1,000 share options granted and immediately vested as of the date of the annual re-election by the Company's shareholders of such director (but pro-rated for any director that has received share options pursuant to (i.) above due to his/her initial appointment or election occurring within twelve (12) months of such re-election) at an exercise price equal to the Fair Market Value of the Company Stock as of such director's re-election by the Company's shareholders.

     Exercisability. Options are exercisable from time to time over a period beginning one year after the date of grant; provided, however, that the option agreement pursuant to which options are granted may establish a vesting schedule which limits the number of shares purchasable in any period or periods of time during which the options are exercisable.

     Price. No consideration is payable to the Company on the grant of any option. Options are exercisable at an option price per share determined by the Committee but shall not be less than 100% of Fair Market Value of a share of the Common Stock on the date of grant. Options may be exercised by delivery of cash, a certified or cashier's check or already-owned shares of Common Stock having a fair market value equal to all or part of the option price and a certified or cashier's check for the difference, if any.

     Term. Options granted under the Plan generally expire not more than 10 years after the date of grant. If a director ceases to be a director during the exercise period of the option, such director will have the right to exercise the vested portion of an outstanding option within 90 days after such cessation; provided, however, that options may generally be exercised within the one-year period following disability.

     Assignment. Options granted under the Plan are non-transferable other than by will or by the laws of descent and distribution upon the death of the director and, during the lifetime of the director are exercisable only by him.

     Amendment and Termination. The Plan may generally be amended, suspended or terminated by the Administrative Committee; however, no such amendment, suspension or termination may change or impair any option previously granted thereunder without the consent of the option holder. In addition, the approval of the shareholders of the Company representing a majority of the voting power is required to increase the number of shares of Common stock for which options may be granted, materially modify eligibility requirements or extend the terms of the Plan. Unless earlier terminated by the Board, the Plan will terminate on December 15, 1999.

     Estimate of Benefits. It is not possible at this time to determine the amount that will be awarded to directors under the Plan as proposed to be amended. In addition, no benefits or amounts have been received by allocated to or set aside for any director under the Plan as proposed to be amended.

     Federal Income Tax Consequences. There is no taxable income to an optionee when an incentive stock option is granted to him or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price must be included in a director's alternative minimum taxable income. Any minimum tax paid will be available as a credit against any income arising from a disposition of the shares in future years. Options will not be treated as incentive stock options to the extent that the aggregate fair market value of the shares with respect to which options granted under the Plan are exercisable for the first time by any director during any calendar year (under all plans of the Company) exceeds $100,000. Thus, for example, if a single option for $150,000 becomes exercisable in a single year, $100,000 of the stock will be treated as an incentive stock option and $50,000 of the stock will be treated as a non-qualified stock option.

     If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option more than two years after the date of grant of such option and more than one year after such shares are transferred to the optionee, any gain generally will be treated as capital gain. If an optionee sells shares acquired pursuant to the exercise of an incentive stock option within either of the two-year or one-year holding periods described above, gain up to the difference between the value of the shares on the date of exercise and the option price generally will be treated as compensation income in the year of the sale, taxable at ordinary income rates. Any additional gain generally will be long-term or short-term capital gain, depending upon whether the holding period for the shares is more than one year. However, if the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionee has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

     The Plan allows optionees to pay for shares of Common Stock being acquired with already-owned shares. The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position (a) that generally the optionee will recognize no income upon such stock-for-stock exercise, (b) that, to the extent an equivalent number of shares is acquired, the optionee's basis in the shares acquired upon such exercise will equal the optionee's basis in the surrendered shares increased by any compensation income recognized by the optionee, (c) that the optionee's basis is any additional shares acquired upon such exercise will equal zero, and (d) that any sale or other disposition of the acquired shares within the one-year or two-year periods described above will be viewed first as a disposition of the shares with the lowest basis.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE HOLDERS OF COMMON STOCK VOTING AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During the past fiscal year, the Audit Committee recommended and the Board of Directors selected the firm of KPMG Peat Marwick to serve as independent auditors of the Company for the year ended December 31, 1995.

     It is the intention of the Board to select independent auditors during fiscal year 1996. Since ratification of the appointment of auditors is not required as a matter of state or federal law or by the rules of NASDAQ, the

Board will not request at this time, or subsequently during fiscal year 1996, ratification by the Company's Shareholders of such selection.

     So far as is known to Management of the Company, neither the firm of KPMG Peat Marwick nor any of its members has any direct or material indirect financial interest in the securities of the Company. Representatives of KPMG Peat Marwick will be present at the annual meeting, with the opportunity to make a statement if they so desire and also to be available to respond to appropriate questions.

                                 ANNUAL REPORT

     An Annual Report of the Company setting forth the Company's activities and containing audited financial statements of the Company's financial position as of the close of the fiscal year ended December 31, 1995, accompanies this Proxy Statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material. Additional copies of the Annual Report are available upon request.

                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO THE SECRETARY, SERV-TECH, INC., 5200 CEDAR CREST BOULEVARD, HOUSTON, TEXAS 77087.

                                 OTHER MATTERS

     Compliance With Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires the Company directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of such forms and any amendments thereto furnished to the Company during the period January 1, 1995 to December 31, 1995, and on written representations of certain Reporting Persons that no Forms 5 were required for those persons, the Company believes there were no known failures to file or unreported transactions by Reporting Persons.

     Other Matters. At the date hereof, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matter properly comes before the meeting, however, it is intended that the proxy holders named in the accompanying Proxy will vote such Proxy in accordance with the discretion and instructions of the Board of Directors.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's 1997 Annual Meeting of Shareholders should submit them in writing to the attention of the Secretary of the Company not later than December 17, 1996, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy for that meeting.

                                          By Order of the Board of Directors,

                                          Frank A. Perrone
                                          Secretary

Houston, Texas
April 10, 1996

                                                                       EXHIBIT A

                   PROPOSED AMENDMENT TO THE SERV-TECH, INC.
                        1989 DIRECTOR STOCK OPTION PLAN

     Set forth below is the text of Section 4 proposed to be amended (bracketed information has been deleted and underlined information has been added):

          4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed [50,000] 100,000, subject to adjustment under the provisions of Section 8. The shares of Common Stock to be issued upon the exercise of Options shall be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

                                                                      APPENDIX A

                                SERV-TECH, INC.

                              AMENDED AND RESTATED
                        1989 DIRECTOR STOCK OPTION PLAN

     1. Purpose. The purpose of this 1989 Director Stock Option Plan (the "Plan") is to attract and retain Non-employee Directors (as hereinafter defined) of exceptional ability and to solidify the common interests of directors and shareholders in enhancing the value of the Company.

     2.  Definitions.

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

          (c) "Common Stock" means the Company's $.50 par value common stock.

          (d) "Date of Grant" means the date on which an Option is granted under the Plan.

          (e) "Fair Market Value" means the fair market value of the Common Stock as determined by the Committee and shall be binding upon the Company and upon the Optionee. The Committee may make such determination of the fair market value (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for the Common Stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the Date of Grant if within ten days of the Date of Grant, (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or, if the Common Stock was not traded on the Date of Grant, upon the basis of the mean of such prices on the date nearest preceding the Date of Grant if within ten days of the Date of Grant, and (iii) in case the Fair Market Value may not be determined in accordance with the provisions of Article 2(e)(i) or (ii), above, upon any factors which the Committee shall deem appropriate.

          (f) "Option" means an option to purchase Common Stock granted under the Plan.

          (g) "Optionee" means a person to whom an Option, which has not been fully exercised or expired, has been granted under the Plan.

     Other terms defined herein shall have the meaning given them in the text of the Plan.

     3.  Administration of the Plan.

          (a) The Plan shall be administered by Committee of the Board, which shall consist of not less than two disinterested directors of the Company (the "Committee"). For purposes of this Section, a disinterested director is a member of the Board who (a) is not at the time he or she exercises discretion in administering this Plan and has not at any time within one year prior thereto been awarded equity securities of the Company under any plan of the Company or (b) otherwise meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

          (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan and any Option Agreements executed pursuant to Section 6, (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

          (c) The determination of the Committee on all matters relating to the Plan or any Option Agreement shall be conclusive.

          (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant of Options thereunder.

     4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 50,000 [proposed: 100,000], subject to adjustment under the provisions of Section 8. The shares of Common Stock to be issued upon the exercise of Options shall be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

     5. Participants. All directors of the Company who are not employees ("Non-employee Directors") shall be eligible to participate in the Plan. Grants of Options under the Plan may be made to such Non-employee Directors as the Committee shall in its sole discretion select. The Committee may from time to time in its sole discretion determine that any Non-employee Director shall be ineligible to receive grants of Options under the Plan.

     6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement ("Option Agreement") which shall be approved as to form and substance by the Committee. Each such Option Agreement shall be executed by an officer of the Company and the applicable Optionee, and shall be subject to the following limitations and conditions:

          (a) The Committee may grant options under the Plan to purchase Shares to such Key Employees, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of this Plan.

          (b) The option price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant.

          (c) The expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant.

          (d) Each Option shall be exercisable from time to time over a period commencing one year subsequent to the Date of Grant and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable.

          (e) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe. Any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased. Such payment shall be made (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Company), or (ii) with the consent of the Committee, by delivery of previously acquired shares of the Company's common stock having a fair market value (determined as of the date such Option is exercised) equal to all or part of the option price and, if applicable, of a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the option price. As soon as practicable after receipt of such payment, the Company shall, subject to the provisions of Section 9, deliver to the Optionee a certificate or certificates for such shares.

          (f) No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution. During the Optionee's lifetime, each option shall be exercisable only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

     7.  Termination of Directorship; Death.

          (a) If an Optionee ceases to be a director of the Company for any reason, the Options granted to an Optionee (and not theretofore exercised) shall terminate 90 days after such cessation. Such Optionee may, prior to such termination, exercise any Option granted to him to the extent that he is entitled to exercise such Option on the date he ceased to be a director of the Company.

          (b) In the event that an Optionee dies while he is a director of the Company, or during the 90 day period after he ceased to be a director of the Company, any Option granted to such Optionee which otherwise could be exercised by such Optionee if living shall be exercisable only by such Optionee's personal representative unless the Optionee's will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition.

          (c) Notwithstanding the provisions of Sections 7(a) and 7(b), in no event shall any Option be exercisable more than the applicable period set forth in Section 6(c).

     8.  Adjustment

          (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment (if any is required) shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof, then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option with a corresponding adjustment in the Option price per share.

          (b) In the event of the dissolution or liquidation of the Company, any Option shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby which he is otherwise eligible to purchase pursuant to the terms of the Plan and any Option Agreement executed in connection with the grant of the Option.

          (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then:

             (i) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate as provided in Section 8(b); or

             (ii) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision thereof) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

        The term "Reorganization" as used in this Section 8(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

          (d) Adjustments and determinations under this Section 8 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

     9.  Restrictions.

          (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with any payment to be made under the Plan, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner described.

          (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations, or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, rule, or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration, or qualification or to obtain an exemption from the requirement that any such listing, qualification, or registration be made, and (iii) any and all consents, clearances, and approvals in respect of a Plan Action by any governmental or other regulatory body.

     10. Withholding Taxes. Whenever under the Plan shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto.

     11. Right of Discharge Reserved. Nothing in the Plan or in any Option Agreement shall confer upon any officer, director, employee, or other person the right to continue in the employment or service of the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment or service of such officer, director, employee, or other person.

     12. No Rights as a Stockholder. No Optionee or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 8, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date such stock certificate is issued.

     13. Restrictions on Transferability. Each Optionee or other person exercising an Option may be required by the Committee to enter into a Buy-Sell Agreement with the Company with respect to the shares issued to such person upon the exercise of the Option.

     14. Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements, as to (i) the persons to be granted Options under the Plan and (ii) the terms and provisions of Option Agreements under the Plan.

     15. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     16. Amendment, Suspension, and Termination of Plan. The Committee may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Committee may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Committee may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall (i) except as specified in Paragraph 8, increase the maximum number of shares for which Options may be granted under the Plan, (ii) change the provisions of Section 6(c) relating to the establishment of the option price, (iii) change the provisions of Section 6(c) relating to the expiration date of each Option, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) extend the term of the Plan beyond the period set forth in Section 17. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

     17.  Term of Plan.

          (a) The Plan shall become effective upon the approval thereof by the Board. The Plan shall terminate 10 years after the date on which it becomes effective, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Options granted prior to such date shall remain in effect until such Options have been satisfied or terminated in accordance with the terms and provisions of the Plan.

     18.  Miscellaneous.

          (a) The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

          (b) The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

          (c) In the event of a conflict between the provisions of the Plan and the provisions of an Option Agreement, the provisions of the Plan shall control.

     19.  Any other provision to the contrary notwithstanding:

          (a) No option grants shall be issued after December 1, 1993, except as follows:

             (i) to new Non-employee Directors first appointed or elected to the Board after January 1, 1995, in the amount of 5,000 share options granted as of the date of the initial appointment or election to the Board of the Non-employee Director but not for any subsequent re-elections or re-appointments to the Board, and on the following terms: vesting 20% at time of appointment with 20% vesting each anniversary thereafter that the individual remains on the Board and at an exercise price equal to the Fair Market Value of the Company Stock as of the Non-employee Director's initial appointment or election to the Board, and

             (ii) in the amount of 1,000 share options granted and immediately vested as of the date of the annual re-election by the Company's shareholders of such Non-employee Board Member for Non-employee Board Members that have previously been elected or appointed (but pro-rated for any Director that has received 5,000 share options pursuant to (i) above within twelve (12) months of such re-election) at an exercise price equal to the Fair Market Value of the Company Stock as of the Non-employee Director's re-election by the Company's shareholders.

          (b) The foregoing does not affect grants issued prior to December 1, 1993.

          (c) This Plan shall not be amended more than once every six (6) months, other than to comply with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, the federal securities laws, or rules promulgated thereunder.

                               SERV-TECH, INC.

             Proxy Solicited on Behalf of the Board of Directors

                For the Annual Meeting to be Held May 23, 1996


The undersiged appoints Robert J. Cresci and Robert L. Daer, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Serv-Tech, Inc. (the "Company") to be held May 23, 1996, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

     Nominees:
     Richard L. Daerr
     Robert K. Cresci
     Charles M. Balch, M.D.
     D. D. Hock
     Mike M. Mustafoglu
     John B. O'Brien
     James M. Piette
     Michael T. Willis

Please Sign, Date and Return The Proxy Card Promptly, Using the Enclosed
Envelope.
                                                                 ---------------
                                                                   SEE REVERSE
                                                                        SIDE
                                                                 ---------------

/X/ Please mark your votes
    as in this example.

1. Election of Directors          FOR      WITHHOLD
                                  / /         / /

The proxies are directed to vote as specified and in their discretion on all other matters coming before the meeting. If no direction is made, the proxies will vote FOR all nominees listed and the approval of the amendment to the 1989 Director Stock Option Plan. This proxy is solicited by the Board of Directors.

Vote FOR all nominees listed above, except vote withheld from (to withhold authority to vote for any individual nominee, write in the name on the line below):

________________________________________________________________________


2. Approval of the amendment to the          FOR      AGAINST      ABSTAIN
   1989 Director Stock Option Plan           / /        / /          / /



SIGNATURE ______________________________________   DATE ____________, 1996

SIGNATURE IF HELD JOINTLY ______________________   DATE ____________, 1996

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please give full corporate name by duly authorized officer. If signer is a partnership, please sign partnership name by authorized person.